EXHIBIT 5.1

                                September 22,2000

SmartServ Online, Inc.
One Station Place
Stamford, CT  06902

Gentlemen:

         We have acted as counsel for SmartServ Online, Inc., a Delaware corporation (the "Company") in connection with its Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") relating to the registration of 175,000 shares of Common Stock, par value $ .01 per share (the "Shares") issuable upon the exercise of options granted under the Non-Qualified Stock Option Contract between the registrant and Alan G. Bozian (the "Contract") and 400,000 Shares issuable upon the exercise of options granted under the 1999 Stock Option Plan (the "Plan" and, together with the Contract, the "Stock Option Documents").

         In connection with the foregoing, we have examined, among other things, the Registration Statement and originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.

         Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to the exercise of the options granted under the Stock Option Documents will be, when issued pursuant to the Stock Option Documents, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-B promulgated under the Act.



                                                              Very truly yours,


                                                           /s/Parker Chapin LLP
                                                              Parker Chapin LLP